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                             STOCKHOLDERS' AGREEMENT

         AGREEMENT, made as of January __, 1998, by and among RONALD FRIEDMAN, an individual residing at 788 Arbuckle Avenue, Woodmere, New York 11598 ("Ronald"), ROBERT FRIEDMAN, an individual residing at 33 Yale Drive, Manhasset, New York 11030 ("Robert"), SUZANNE GORDON, an individual residing at ___________________________ ("Suzanne"), DONNA JOYCE, an individual residing at
___________________________________ ("Donna"), the ROBERT FRIEDMAN 1998 GRANTOR
RETAINED ANNUITY TRUST (the "Trust"), and PMCC FINANCIAL CORP., a Delaware corporation located at 66 Powerhouse Road, Roslyn Heights, New York 11577 (the "Company"). Ronald, Robert, Donna, Suzanne and the Trust are sometimes collectively referred to as the "Stockholders."

                              W I T N E S S E T H:

         WHEREAS, Ronald, Robert, Suzanne, Donna and the Trust are currently the record owners of all of the outstanding shares of the Company (the "Shares"); and

         WHEREAS, Suzanne and Donna have granted a proxy to Robert to vote their respective Shares; and

         WHEREAS, the Company is anticipating an offering of its shares to the public through an initial public offering ("IPO"); and

         WHEREAS, the Stockholders desire to provide for, in advance of the IPO, among other things, (i) the composition of the Company's Board of Directors;
(ii) continuity in the management, ownership and control of the Company; and
(iii) certain restrictions on transfer of the Securities.

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, each of the parties hereto agrees with the other, as follows:

         1.       Election of Directors; Management of the Company.

                  (a) Election of Directors. Each of the Stockholders agrees to vote, in person or by proxy, all of the shares of Common Stock owned by such Stockholder, at any meeting of Stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of Stockholders with respect to the election of directors, in favor of the election of the directors as follows:

                      (i) Ronald shall nominate and vote for Robert as a member of the Board of Directors and any other individual whom he sees fit, in his sole discretion, including himself; and

                      (ii) Robert shall nominate and vote for Ronald as Chairman of the Board of Directors and any other individual whom he sees fit, in his sole discretion, including himself.


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                  (b) Management of the Company. Each Stockholder shall use his best efforts to cause the Company to employ Ronald Friedman as the Company's President and Chief Executive Officer and Robert as Chief Operating Officer, Secretary and Treasurer.

         2. Restrictions on Transfer of Shares. The Stockholders agree that:

                  (a) No Stockholder shall pledge, assign, sell, gift, transfer or hypothecate or otherwise dispose of or encumber his Shares, or cause or permit a change in the legal or beneficial ownership of his Shares, inter vivos (collectively and individually referred to as a "Transfer"), except as expressly permitted in this Agreement. Any Transfer requiring consent which is attempted without such consent shall be null and void and without any force or effect.

                  (b) Except with respect to a sale of the Shares pursuant to an effective registration statement (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as then in effect ("Securities Act"), every transferee of the Shares shall be bound by the terms and conditions of this Agreement and all amendments hereto without the requirement for the execution of any further document or agreement. Nevertheless, each authorized transferee of the Shares shall execute and deliver to the Corporation, at the transferee's own cost and expense, all documents, instruments, certificates or agreements required to bind the transferee to the terms of this Agreement. If the transferee refuses or fails to deliver any such document, instrument, certificate or agreement within thirty (30) days after demand thereof by the Corporation, the Transfer of the Shares to such transferee shall be null and void;

                  (c) If any of the Shares are subject to attachment by a creditor or is assigned or held for the benefit of any creditor, the interest obtained by such creditor or assignee shall be only that of a lienholder, and in no event shall any such creditor or assignee have any rights as a Stockholder.

                  (d) All Shares, including any additional Shares that may be issued to the Stockholders, whether or not acquired or transferred pursuant to the provisions of this Agreement, shall remain in all respects subject to this Agreement and every transferee thereof shall by his acceptance be deemed to have consented thereto.

                  (e) The restrictions set forth in this Section 2 shall continue with respect to each share until the date on which such share has been transferred pursuant to a sale to the public pursuant to an effective Registration Statement pursuant to the Securities Act.

                  (f) The Corporation shall not be required to recognize a Transfer of any Shares on the books of the Corporation unless the Transfer shall be in compliance with and in accordance with the terms of this Agreement, or if otherwise mutually agreed to by all of the Stockholders in writing.

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         3.       Legends.

                  (a) Each certificate evidencing the Shares and each certificate issued in exchange for or upon transfer of any of the Shares (if such Shares remain subject to this Agreement after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN STOCKOLDERS AGREEMENT DATED AS OF JANUARY, 1998 BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS, AND AS SUCH ARE SUBJECT TO CERTAIN VOTING PROVISIONS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT."

                  (b) Removal of Legends. Whenever in the opinion of the issuer of such Shares and counsel reasonably satisfactory to the issuer of such Shares (which opinion shall be delivered to the issuer of such Shares in writing) the restrictions described in the legend set forth above cease to be applicable to any shares, the holder thereof shall be entitled to receive from the issuer thereof, without expense to the holder, a new instrument or certificate not bearing a legend stating such restrictions.

         4.       Right of First Refusal.

                  (a) Upon receipt by any Stockholder (the "Selling Stockholder") of a bona fide, arm's length offer in writing (a "Bona Fide Offer") to purchase any and all Shares held by a Selling Stockholder, the following provisions shall govern if such Selling Stockholder desires to sell any such securities in any transaction, other than by a sale pursuant to an effective Registration Statement:

                      (i) All sales of Shares must be entirely for cash (whether or not payable in installments).

                      (ii) The Selling Stockholder shall promptly offer in writing (the "First Reoffer") to sell such securities to the other Stockholder ("Offeree"), upon terms and conditions no less favorable than contained in the Bona Fide Offer and shall attach a copy of the Bona Fide Offer to the First Reoffer. Such First Reoffer may be accepted at any time by the Offeree within 20 days next following the receipt of the Reoffer (the "Reoffer Period") and such acceptance must be made unconditionally and in full by the accepting Offeree by notice to the Selling Stockholder prior to the expiration of the Reoffer Period.

                      (iii) If the First Reoffer is not accepted within the Reoffer Period, the Selling Stockholder shall promptly offer in writing (the "Second Reoffer") to sell such Shares to the Company upon terms and conditions

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no less favorable than contained in the Bona Fide Offer and shall attach a copy of the Bona Fide Offer to the Second Reoffer. The Second Reoffer may be accepted by the Company at any time within 20 days next following its receipt.

                      (iv) If an offer to purchase Shares of the Company is not in writing, such offer shall not constitute a Bona Fide Offer and may not be accepted by the Selling Stockholder.

                      (v) The purchase price for the securities which the Company or Offeree elects to purchase shall be payable in cash as provided herein, within 30 days after the exercise of such right to purchase by the Company or such Offeree. The Company shall cooperate with and facilitate any such transaction.

                  (c) Sales to Persons Other than Corporation or Offeree. Upon the expiration of the First Reoffer and Second Reoffer without any such Reoffer being accepted in accordance herewith, the Selling Stockholder shall be free to accept the Bona Fide Offer; provided, however, that

                      (i) the third person or persons so acquiring such shares shall prior to such acquisition agree in writing with the Company and the other Stockholders to hold such securities subject to and in accordance with all of the terms, provisions and considerations contained in this Agreement to the same extent as if such person(s) originally executed this Agreement;

                      (ii) the conclusion of the transaction contemplated by the Bona Fide Offer shall have been effected within 60 days after the later of the Second Reoffer, and if not so effected within such 60 day period, the Bona Fide Offer shall be deemed to have terminated at the end of such period and may not thereafter be accepted; and

                      (iii) if the amount of a Bona Fide Offer should be reduced, or if any of its terms or provisions should otherwise be changed, then the Bona Fide Offer shall be treated as a new Bona Fide Offer and may not be accepted unless the provisions of this Section 4 shall have been complied with and Reoffers made with respect to it.

         5. Voting in Violation of this Agreement. Each Stockholder agrees that he will not vote any Shares owned by him or her or take any other action as a Stockholder or in any other capacity for the purpose of authorizing or inducing the Company to take any of the foregoing actions or approving or ratifying the same in violation of this Agreement.

         6.       Miscellaneous.

                  (a) Term. This Agreement shall be effective and binding upon the parties hereto and their respective successors and assigns as of the date on which the Securities and Exchange Commission declares effective the Registration

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Statement on Form S-1 of PMCC, filed pursuant to the Securities Act until the tenth (10th) anniversary of the date hereof.

                  (b) Notices. Notices or other communications required or permitted to be given hereunder shall be in writing, and shall be deemed duly given upon personal delivery or mailing by registered or certified mail, return receipt requested, to all of the parties at their last known residence or principal office address, as follows:

                  If to Ronald:           788 Arbuckle Avenue
                                          Woodmere, New York 11598

                  If to Robert:           33 Yale Drive
                                          Manhasset, New York 11030

                  If to the Company:      66 Powerhouse Road
                                          Roslyn Heights, New York 11577

                  With a copy to:         Ruskin Moscou Evans & Faltischek, P.C.
                                          170 Old Country Road
                                          Mineola, New York  11501
                                          Attention: Norman M. Friedland, Esq.

Such notices shall be effective upon receipt in the case of personal or courier service or telecopier delivery and on the third (3rd) day after posting in the U.S. mail.

                  (c) Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York without reference to the choice of law, except with respect to matters of law concerning the internal corporate affairs of PMCC, and as to those matters the law of the State of Delaware shall govern.

                  (d) Entire Agreement. This Agreement supersedes all prior agreements and understandings, oral and written, among the parties with respect to the subject matter hereof, and this Agreement constitutes the entire agreement of the parties.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) Severability. If any term, covenant, condition, or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Agreement shall not be affected and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extend permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

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                  (g) Headings. The article, section and other headings
contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

                  (h) Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by all Parties.

                  (i) Lack of Independent Counsel. The parties all acknowledge that the Company's counsel, Ruskin, Moscou, Evans & Faltischek, P.C., prepared this Agreement on behalf of and in the course of its representation of the Company, and that:

                      (i) The parties have been advised by Ruskin, Moscou, Evans & Faltischek, P.C. that a conflict exists among their individual interests; and

                      (ii) The parties have been advised by Ruskin, Moscou, Evans & Faltischek, P.C., to seek the advice of independent counsel; and

                      (iii) The parties have had the opportunity to seek the advice of independent counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          PMCC FINANCIAL CORP.

                                          By:______________________________
                                                              , President

                                          ---------------------------------
                                          RONALD FRIEDMAN

                                          ---------------------------------
                                          ROBERT FRIEDMAN

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                                          ---------------------------------
                                          SUZANNE GORDON

                                          ---------------------------------
                                          DONNA JOYCE

                                          ROBERT FRIEDMAN 1998 GRANTOR
                                          RETAINED ANNUITY TRUST

                                          By:______________________________
                                               Robert Friedman, Trustee